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EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                           Three Months Ended March 31
                                                               1995            1994
                                                           -----------     -----------

Primary
- - -------
Average shares outstanding                                  11,208,008       9,703,073

Net effect of dilutive stock options and warrants -
  based on the treasury stock
  method using average market price                            332,488         696,606
                                                           -----------     -----------

Total                                                       11,540,496      10,399,679
                                                           -----------     -----------

Net income                                                 $   539,227     $   273,599
                                                           ===========     ===========

Per share amount                                           $      0.05     $      0.03
                                                           ===========     ===========

Fully Diluted
- - -------------

Average shares outstanding                                  11,208,008       9,703,073

Net effect of dilutive stock options and warrants -
  based on the treasury stock
  method using the quarter-end market price,
  if higher than average market price                          397,509         702,296
                                                           -----------     -----------

Total                                                       11,605,517      10,405,369
                                                           -----------     -----------

Net income                                                 $   539,227     $   273,599
                                                           ===========     ===========

Per share amount                                           $      0.05     $      0.03
                                                           ===========     ===========

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